Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made and entered into as of the 26th day of August, 2008, by and among APPROACH RESOURCES INC., a Delaware corporation (“Borrower”), APPROACH OIL & GAS INC., a Delaware corporation, APPROACH OIL & GAS (CANADA) INC., an Alberta, Canada corporation, and APPROACH RESOURCES I, LP (collectively, “Guarantors”), THE FROST NATIONAL BANK, as Agent (“Agent”), and the Lenders that are signatory parties hereto (the “Lenders”).
RECITALS.
     A. Borrower, Guarantors, Agent and Lenders have entered into that certain Credit Agreement, dated as of January 18, 2008, as amended by letter amendment dated as of February 19, 2008, letter amendment dated as of May 6, 2008 and this Amendment dated the date hereof (as amended thereby and hereby, the “Loan Agreement”).
     B. Borrower, Guarantors and Lenders desire to amend the Loan Agreement as hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
Definitions
     Capitalized terms used in this Amendment are defined in the Loan Agreement, except as amended herein.
ARTICLE II
Amendments
     2.01. Amendment to Section 1. Addition of Certain Defined Terms.
     Effective as of the date hereof, the following definitions are hereby added to the Loan Agreement:
“Consolidated EBITDAX” means, with respect to Borrower and Guarantors for any period: (i) consolidated net income for such period determined according to Accounting Principles, plus, to the extent deducted in the calculation of consolidated net income, (ii) the sum of (1) income or franchise taxes paid or accrued; (2) consolidated net interest expense; (3) amortization, depletion and depreciation expense; (4) any non-cash losses or charges on any Pre-Approved Contracts resulting from the requirements of SFSB 133 for that period; (5) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), including, without limitation, non-cash employee compensation; and (6) costs and expenses associated with, and attributable to, oil and gas capital expenditures that are expensed rather than capitalized; less, to the extent included in the calculation of consolidated net income, (iii) the sum of (1) gains or losses from sales or other dispositions of assets (other than hydrocarbons produced in the normal course of business); (2) any non-cash gains on any Pre-Approved Contracts resulting from the requirements of SFSB 133 for that period; and (3) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring “cash” losses. Notwithstanding anything to the contrary contained herein, all calculations of Consolidated EBITDAX shall be (a) in all respects, acceptable to, and approved by Agent, and (b) for any applicable period of determination during which any Person has consummated an acquisition or disposition (to the extent permitted hereunder) of properties or assets, calculated and determined on a pro forma basis as if such acquisition or disposition was consummated on the first day of such applicable period.”
“Consolidated Funded Debt” means, with respect to Borrower and Guarantors as of the last day of any fiscal quarter, all funded Indebtedness under the Agreement.”
“SFSB 133” means Financial Accounting Standard No. 133.”
“Secured Parties” means the Lenders under the Credit Agreement and the Lenders and their respective Subsidiaries and Affiliates that enter into Rate Management Transactions with Borrower or its Subsidiaries.
     2.02 Amendment to Section 1. Amendment of definition of “Commitment Percentage.”
     Effective as of the date hereof the first sentence of the definition of “Commitment Percentage” is hereby deleted in its entirety and the following substituted therefor:
     “Commitment Percentage means for each Lender the percentage set forth opposite each Lender’s name on Schedule I hereto.”
     2.03 Amendment to Sections 6(a) and 6(c). Sections 6(a) and 6(c) of the Credit Agreement are hereby deleted in their entirety and the following substituted therefor:
     “6. Collateral Security.
(a) To secure performance by Borrower of its obligations under this Agreement and the Notes, Borrower and Guarantors shall grant to Agent in its capacity as such Agent under this Agreement for the ratable benefit of Secured Parties hereunder, a first priority security interest in and Lien (and only Lien, except for Permitted Liens) on certain of the Oil and Gas Properties of Borrower and Guarantors as may be selected by Agent, in its capacity as such Agent under this Agreement, and the oil, gas and mineral production therefrom or attributable thereto, and in all operating agreements and oil or gas purchase contracts (now existing or hereafter arising) relating to such Oil and Gas Properties and in related personal properties, fixtures and other properties, as evidenced by mortgages, deeds of trust, assignments of production, security agreements, general security agreements, indentures, and other documents to be executed by Borrower and Guarantors and delivered to or on behalf of Agent, in its capacity as such Agent under this Agreement for the ratable benefit of Secured Parties. Obligations arising from agreements arising from Rate Management Transactions between Borrower and one or more of Secured Parties shall be secured by the Collateral covering the Oil and Gas Properties on a pari passu basis with the indebtedness and obligations of Borrower under the Loan Documents. Once agreements arising from Rate Management Transactions involving one or more Secured Parties are entered into, and pursuant to this provision become secured by the Collateral on a pari passu basis, said Collateral shall continue to secure such obligations until such agreements are no longer in force and effect irrespective of whether a Secured Party involved in such agreement ceases to be a Lender under this Agreement. All Oil and Gas Properties and other collateral in which Borrower and Guarantors grant or hereafter grant to Agent for the ratable benefit of Secured Parties, a first and prior Lien (to the satisfaction of Agent) in accordance with this Section 6, as such properties and interests are from time to time constituted, are hereinafter collectively called the “Collateral”.
“(c) Guarantors shall unconditionally guarantee the Notes executed by Borrower as well as the Rate Management Transactions entered into between Borrower and the Secured Parties, pursuant to a guaranty agreement in form and substance satisfactory to Agent.”
     2.04 Amendment to Section 8. Up-Front Fee.
     Effective as of the date hereof, Section 8 of the Loan Agreement is hereby amended by (i) renaming Section 8 “Fees,” (ii) naming the first paragraph of Section 8 “(a) Unused Commitment Fee” and adding the following Subsection 8(b) thereto:
“(b) Up-Front Fee. Upon execution of this Third Amendment, Borrower will pay to Agent, for the benefit of Fortis Capital Corp. and KeyBank National Association, an up-front fee in the amount of $50,000, one-half of which will be paid by Agent to Fortis Capital Corp. and one-half of which will be paid by Agent to KeyBank National Association, in consideration for their participation in the Loan as Lenders.”
     2.05. Amendment to Section 12(u). Section 12(u) of the Agreement is hereby deleted in its entirety and the following substituted therefor:

     “12. Affirmative Covenants.
     (u) Additional Collateral. Borrower agrees to regularly monitor engineering data covering all producing oil and gas properties and interests owned or acquired by Borrower or Guarantors on or after the date hereof and to mortgage or cause to be mortgaged such of the same to Agent for the ratable benefit of Secured Parties in substantially the form of the Collateral Documents, as applicable, to the extent that Secured Parties shall at all times during the existence of the Commitment be secured by perfected Liens and security interests covering not less than eighty percent (80%) of the Engineered Value of the Borrowing Base Properties of Borrower and Guarantors. In addition, Borrower agrees that in connection with the mortgaging of such additional Borrowing Base Properties, it shall within a reasonable time thereafter, deliver or cause to be delivered to Agent such mortgage and title opinions and other title information with respect to the title and Lien status of such Borrowing Base Properties as may be necessary to maintain at all times a level of such title information (showing good and defensible title) of not less than seventy-five percent (75%) of the Engineered Value of all Borrowing Base Properties mortgaged to Agent for the ratable benefit of Secured Parties.
     2.06. Amendment to Section 13(b). Amendment to “Financial Covenants”. Effective as of the date hereof, Subsection 13(b) of the Loan Agreement is renamed “Financial Covenants” and is hereby amended in its entirety to read as follows:
     “(b) Financial Covenants.
(i) Current Ratio. Borrower will not allow the Consolidated Current Ratio of Borrower to at any time be less than 1.0 to 1.0.
(ii) Consolidated Funded Debt to Consolidated EBITDAX Ratio. Commencing with the fiscal quarter ending June 30, 2008, Borrower and Guarantors will not permit, as of the last day of any fiscal quarter, the ratio of the sum of (A) the Consolidated Funded Debt to (B) the Consolidated EBITDAX (in each case annualized for the fiscal quarter ending on such date by multiplying such sum by 4), to be greater than 3.5 to 1.0.”
     2.07 Amendment to Section 24, “Amendments”. Section 24 of the Loan Agreement is hereby amended by deleting subsection (e) in its entirety and substituting the following therefor:
“(e) would release Borrower from its obligation to pay any Lender’s Note or Notes or release any Guarantor from any of its obligations,”
     2.08 Schedule I is attached hereto and made a part hereof and of the Loan Agreement, as amended hereby.

ARTICLE III
Conditions Precedent
     The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:
     (a) The Amendment. Borrower, each Guarantor and each Lender shall have duly and validly executed and delivered this Amendment to Agent.
     (b) The Assignment and Acceptance Agreements. Borrower and each Lender shall have duly and validly executed and delivered the Assignment and Acceptance Agreements to Agent.
     (c) Replacement Notes. Borrower shall have duly and validly executed the Notes payable to each of the Lender signatories hereto in replacement of the existing Notes.
     (d) Payment of Up-Front Fee. Borrower shall have paid to Agent the Up-Front Fee described in Section 8(b) hereof.
     (e) Representations and Warranties. The representations and warranties contained herein, in the Loan Agreement and in the other Loan Documents shall be true and correct as of the date hereof, as if made on the date hereof.
     (f) No Default. No Default or Event of Default shall have occurred and be continuing.
     (g) Corporate/Partnership Proceedings. All corporate and/or partnership proceedings, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, and its legal counsel.
ARTICLE IV
Waiver
     The assignment fee required by Section 29 of the Loan Agreement is hereby waived with respect to the Assignments and Acceptance Agreements entered into as of the date hereof between The Frost National Bank and Fortis Capital Corp. and between JP Morgan Chase Bank, NA and KeyBank National Association.
ARTICLE V
No Waiver
     Except as specifically provided in Article IV of this Amendment, nothing contained in this Amendment shall be construed as a waiver by Lenders of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between Borrower and Lenders, and the failure of Lenders at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Lenders to thereafter demand strict compliance therewith. Lenders hereby reserve all rights granted under the Loan Agreement, the other Loan Documents, this Amendment and any other contract or instrument between Borrower and Lenders.
ARTICLE VI
Ratifications, Representations and Warranties
     6.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Guarantors and Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     6.02. Representations, Warranties and Agreements. Borrower and Guarantors hereby represent and warrant to Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate and/or partnership action on the part of Borrower and Guarantors and will not violate the organizational documents of any Guarantor that is a corporation or partnership; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing; and (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby.
ARTICLE VII
Ratifications by Guarantor
     Guarantors hereby acknowledge and agree to the terms hereof and hereby ratify and reaffirm all of their respective obligations under the Guaranty Agreements. Guarantors also hereby agree that nothing in this Amendment shall adversely affect any right or remedy of Agent or Lenders under the Guaranty Agreements and that the execution and delivery of this Amendment shall in no way change or modify their respective obligations as guarantors under the Guaranty Agreement. Although Guarantors have been informed by Borrower of the matters set forth in this Amendment and Guarantors have acknowledged and agreed to the same, Guarantors understand that Lenders have no duty to notify Guarantors or to seek Guarantors’ acknowledgment or agreement, and nothing contained herein shall create such a duty as to any transaction hereafter.

ARTICLE VIII
Additional Lenders
     Pursuant to Sections 3(b) and 15(b) of the Loan Agreement, as of the date hereof, Fortis Capital Corp. and KeyBank National Association will become Lenders under the Loan Agreement, and Borrower will execute new Notes to each Lender that reflect each Lender’s commitment under the Loan Agreement as set out on Schedule I hereto.
ARTICLE IX
Miscellaneous Provisions
     9.01. Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent, or any Lenders or any closing shall affect the representations and warranties or the right of Agent, or any Lenders to rely upon them.
     9.02. Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.
     9.03. Expenses of Agent. As provided in the Loan Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel, and all reasonable costs and expenses incurred by Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the reasonable costs and fees of Agent’s legal counsel.
     9.04. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     9.05. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lenders and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lenders.
     9.06. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     9.07. Effect of Waiver. No consent or waiver, express or implied, by Agent, or any Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
     9.08. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     9.09. Applicable Law. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS.
     9.10. Final Agreement. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, GUARANTOR AND LENDERS.
     IN WITNESS WHEREOF, this Amendment has been executed in multiple originals and is effective as of the date first above-written.
[Signature Pages to Follow]

BORROWER:

APPROACH RESOURCES INC., a Delaware corporation

By:	/s/ J. Ross Craft

J. Ross Craft, President and Chief Executive Officer

GUARANTORS:

APPROACH OIL & GAS INC., a Delaware corporation

By:	/s/ J. Ross Craft

J. Ross Craft, President and Chief Executive Officer

APPROACH OIL & GAS (CANADA) INC., an Alberta, Canada corporation

By:	/s/ J. Ross Craft

J. Ross Craft, President and Chief Executive Officer

APPROACH RESOURCES I, LP, a Texas limited partnership

By:	Approach Operating, LLC, a Delaware limited liability company, its general partner

By:	Approach Resources Inc., a Delaware corporation, its sole member

By:	/s/ J. Ross Craft

J. Ross Craft, President and Chief Executive Officer

ACCEPTED AND AGREED TO
effective as of the date and year
first above written:
AGENT:
THE FROST NATIONAL BANK

By:	/s/ John S. Warren

John S. Warren, Senior Vice President

LENDERS:
THE FROST NATIONAL BANK

By:	/s/ John S. Warren

John S. Warren, Senior Vice President

LENDERS:
JPMORGAN CHASE BANK, NA

By:	/s/ Elizabeth Johnson

Name:	Elizabeth Johnson
Title:	Vice President

LENDERS:
FORTIS CAPITAL CORP.,
a Connecticut corporation

By:	/s/ Michele Jones

Name:	Michele Jones
Title:	Director

By:	/s/ Darrell Holley

Name:	Darrell Holley
Title:	Managing Director

LENDERS:
KEYBANK NATIONAL ASSOCIATION

By:	/s/ Thomas Rajan

Name:	Thomas Rajan
Title:	Managing Director

SCHEDULE I
$200,000,000 Loan

	Commitment Amount	Percentage Commitment
The Frost National Bank	$30,000,000	30%

JP Morgan Chase Bank, NA	$30,000,000	30%

Fortis Capital Corp.	$20,000,000	20%

KeyBank National Association	$20,000,000	20%